HealthEquity Reports Second Quarter Ended July 31, 2026 Financial Results

Highlights of the second quarter include:
•Net income increased 10% to $65.6 million, and net income margin increased to 19% from 18% last year.
•Adjusted EBITDA increased 11% to $167.0 million, and Adjusted EBITDA margin increased to 48% from 46% last year.
•Revenue increased 8% to $350.7 million.
•Net income per diluted share rose 15% to $0.78 from $0.68 one year ago, and non-GAAP net income per diluted share increased 15% to $1.24.
•Total HSA Assets grew 14% to $37.9 billion.
•Returned $108.1 million to shareholders through stock repurchases.

Draper, Utah – August 27, 2026 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the largest independent health savings account ("HSA") custodian by account volume and a leader in consumer-directed benefits ("CDBs"), today announced financial results for its second quarter ended July 31, 2026.
"HealthEquity delivered a record-setting second quarter, with record Adjusted EBITDA margin of 48%, record HSA accounts of 10.7 million and record HSA Assets of nearly $38 billion," said Scott Cutler, President and CEO of HealthEquity. "These results reflect strong execution across the business and the durability of our model as growth comes from more places, member relationships deepen and technology-enabled efficiency improves how we serve members and clients. This momentum gives us confidence to raise fiscal 2027 guidance and enter the second half focused on scaling efficiently and creating long-term value."
Second quarter financial results
Revenue for the second quarter ended July 31, 2026 was $350.7 million, an increase of 8% compared to $325.8 million for the second quarter ended July 31, 2025. Revenue this quarter included: service revenue of $124.4 million, custodial revenue of $175.9 million, and interchange revenue of $50.4 million.
Net income was $65.6 million, or $0.78 per diluted share, for the second quarter ended July 31, 2026, compared to $59.9 million, or $0.68 per diluted share, for the second quarter ended July 31, 2025. Net income margin was 19% for the second quarter ended July 31, 2026, compared to 18% for the second quarter ended July 31, 2025.
Non-GAAP net income was $103.8 million, or $1.24 per diluted share, for the second quarter ended July 31, 2026, compared to $94.6 million, or $1.08 per diluted share, for the second quarter ended July 31, 2025.
Adjusted EBITDA was $167.0 million for the second quarter ended July 31, 2026, an increase of 11% compared to the second quarter ended July 31, 2025. Adjusted EBITDA was 48% of revenue, compared to 46% for the second quarter ended July 31, 2025.
Account and asset metrics
New HSAs from sales were 202 thousand, an increase of 24% compared to the second quarter ended July 31, 2025. HSAs as of July 31, 2026 were 10.7 million, an increase of 8% year over year, including 0.9 million HSAs with investments, an increase of 20% year over year. Total Accounts as of July 31, 2026 were 17.8 million, including 7.0 million complementary CDBs.
Total HSA Assets as of July 31, 2026 were $37.9 billion, an increase of 14% year over year. Total HSA Assets included $17.4 billion of HSA cash and $20.6 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.9 billion as of July 31, 2026.
Stock repurchase program
The Company repurchased 1.2 million shares of its common stock for $108.1 million during the second quarter ended July 31, 2026. As of July 31, 2026, $948.4 million of common stock remained authorized for repurchase under the stock repurchase program.

Business outlook
For the fiscal year ending January 31, 2027, management is raising guidance and now expects revenues of $1.411 billion to $1.421 billion. Its outlook for net income is between $242 million and $248 million, resulting in net income of $2.88 to $2.96 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $392 million and $398 million, resulting in non-GAAP net income per diluted share of $4.66 to $4.73 (based on an estimated 84 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $628 million to $636 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 8:30 a.m. (Eastern Time) on Thursday, August 27, 2026 to discuss the fiscal 2027 second quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP financial measures, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•the impact of fraudulent account activity involving our member accounts or our third-party service providers on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	July 31, 2026	January 31, 2026
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$256,003	$318,927
Accounts receivable, net of allowance for doubtful accounts of $1,067 and $924 as of July 31, 2026 and January 31, 2026, respectively	122,193	123,696
Prepaid expenses and other current assets	82,008	69,658
Total current assets	460,204	512,281
Property and equipment, net	4,823	3,177
Operating lease right-of-use assets	32,874	36,310
Intangible assets, net	1,047,797	1,097,172
Goodwill	1,648,145	1,648,145
Other assets	77,520	83,247
Total assets	$3,271,363	$3,380,332
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,592	$12,159
Accrued compensation	37,913	60,392
Accrued liabilities	97,300	74,388
Operating lease liabilities	9,970	9,911
Total current liabilities	153,775	156,850
Long-term liabilities
Long-term debt, net of issuance costs	931,062	957,379
Operating lease liabilities, non-current	29,984	34,190
Other long-term liabilities	73,999	31,007
Deferred tax liability	92,433	93,710
Total long-term liabilities	1,127,478	1,116,286
Total liabilities	1,281,253	1,273,136
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2026 and January 31, 2026, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 82,909 and 85,007 shares issued and outstanding as of July 31, 2026 and January 31, 2026, respectively	8	8
Additional paid-in capital	1,896,571	1,916,989
Accumulated earnings	162,583	195,906
Accumulated other comprehensive loss	(69,052)	(5,707)
Total stockholders’ equity	1,990,110	2,107,196
Total liabilities and stockholders’ equity	$3,271,363	$3,380,332

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2026	2025	2026	2025
Revenue
Service revenue	$124,444	$117,873	$247,376	$237,657
Custodial revenue	175,936	159,876	350,270	316,331
Interchange revenue	50,352	48,086	107,727	102,691
Total revenue	350,732	325,835	705,373	656,679
Cost of revenue
Service costs	73,170	75,156	151,496	163,161
Custodial costs	12,083	11,137	23,738	21,884
Interchange costs	7,525	6,947	15,873	14,728
Total cost of revenue	92,778	93,240	191,107	199,773
Gross profit	257,954	232,595	514,266	456,906
Operating expenses
Sales and marketing	23,215	19,922	50,048	45,906
Technology and development	73,923	64,804	141,690	126,240
General and administrative	34,869	29,990	66,000	55,526
Amortization of acquired intangible assets	26,286	27,001	52,801	54,003
Merger integration	971	1,266	2,084	2,541
Total operating expenses	159,264	142,983	312,623	284,216
Income from operations	98,690	89,612	201,643	172,690
Other expense
Interest expense	(12,605)	(14,955)	(25,193)	(29,813)
Other income, net	1,780	3,391	3,828	6,124
Total other expense	(10,825)	(11,564)	(21,365)	(23,689)
Income before income taxes	87,865	78,048	180,278	149,001
Income tax provision	22,221	18,194	45,216	35,232
Net income	$65,644	$59,854	$135,062	$113,769
Net income per share:
Basic	$0.79	$0.69	$1.61	$1.31
Diluted	$0.78	$0.68	$1.60	$1.29
Weighted-average number of shares used in computing net income per share:
Basic	83,374	86,550	83,885	86,601
Diluted	84,014	87,746	84,578	88,153

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2026	2025	2026	2025
Net income	$65,644	$59,854	$135,062	$113,769
Other comprehensive income (loss)
Cash flow hedges
Net unrealized gains (losses)	(37,322)	203	(63,219)	203
Reclassification of net (gains) losses included in net income	22	—	(126)	—
Net change, net of income tax benefit (expense) of $12,135, $(70), $20,598, and $(70), respectively	(37,300)	203	(63,345)	203
Total other comprehensive income (loss)	(37,300)	203	(63,345)	203
Comprehensive income	$28,344	$60,057	$71,717	$113,972

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$135,062	$113,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,169	77,195
Stock-based compensation	41,616	33,404
Amortization of debt discount and issuance costs	558	533
Amortization of gains on derivatives	(168)	—
Deferred taxes	19,321	30,711
Changes in operating assets and liabilities:
Accounts receivable, net	1,503	6,842
Prepaid expenses and other current and non-current assets	(12,581)	(20,650)
Operating lease right-of-use assets	3,436	3,339
Accrued compensation	(21,095)	(35,032)
Accounts payable, accrued liabilities, and other current liabilities	(13,595)	(3,785)
Operating lease liabilities, non-current	(4,206)	(3,951)
Other long-term liabilities	3,665	(1,771)
Net cash provided by operating activities	233,685	200,604
Cash flows from investing activities:
Capitalized software development costs	(30,720)	(26,464)
Purchases of property and equipment	(1,340)	(859)
Settlement of derivatives, net	(7,759)	—
Net cash used in investing activities	(39,819)	(27,323)
Cash flows from financing activities:
Repurchases of common stock	(231,054)	(125,810)
Principal payments on long-term debt	(26,875)	(50,000)
Settlement of client-held funds obligation, net	480	596
Proceeds from exercise of common stock options	659	10,446
Net cash used in financing activities	(256,790)	(164,768)
Increase (decrease) in cash and cash equivalents	(62,924)	8,513
Beginning cash and cash equivalents	318,927	295,948
Ending cash and cash equivalents	$256,003	$304,461

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Six months ended July 31,
(in thousands)	2026	2025
Supplemental cash flow data:
Interest expense paid in cash	$23,350	$28,362
Income tax payments, net	35,586	6,507
Supplemental disclosures of non-cash investing and financing activities:
Capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,434	3,380
Purchases of property and equipment included in accounts payable or accrued liabilities	1,294	155
Repurchases of common stock included in accrued liabilities	3,255	1,246
Exercise of common stock options receivable	57	—
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2026	2025	2026	2025
Cost of revenue	$2,713	$3,114	$5,500	$6,501
Sales and marketing	3,229	1,529	7,753	6,399
Technology and development	6,178	5,732	10,131	11,652
General and administrative	10,090	8,693	18,232	8,852
Total stock-based compensation expense	$22,210	$19,068	$41,616	$33,404
Total Accounts (unaudited)

(in thousands, except percentages)	July 31, 2026	July 31, 2025	% Change	January 31, 2026
HSAs	10,739	9,989	8%	10,570
New HSAs from sales - Quarter-to-date	202	163	24%	553
New HSAs from sales - Year-to-date	374	312	20%	1,040
New HSAs from acquisitions - Year-to-date	—	—	*	—
HSAs with investments	939	782	20%	832
CDBs	7,016	7,153	(2)%	7,221
Total Accounts	17,755	17,142	4%	17,791
Average Total Accounts - Quarter-to-date	17,710	17,044	4%	17,462
Average Total Accounts - Year-to-date	17,772	17,083	4%	17,220
*Not meaningful
HSA Assets (unaudited)

(in millions, except percentages)	July 31, 2026	July 31, 2025	% Change	January 31, 2026
HSA cash	$17,369	$17,035	2%	$17,982
HSA investments	20,552	16,102	28%	18,482
Total HSA Assets	37,921	33,137	14%	36,464
Average daily HSA cash - Quarter-to-date	17,388	17,017	2%	17,090
Average daily HSA cash - Year-to-date	17,547	17,149	2%	17,082

HSA cash maturity schedule
The following table summarizes the amount of HSA cash held by our depository partners and insurance company partners that is expected to reprice by fiscal year and the respective average annualized yield currently earned on that HSA cash as of July 31, 2026:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
Remainder of 2027	$2.3	1.5%
2028	2.5	4.0%
2029	1.8	3.8%
2030	2.3	4.4%
Thereafter	7.8	4.4%
Total (1)	$16.7	3.9%
(1)Excludes $0.7 billion of HSA cash held in floating-rate contracts as of July 31, 2026.
Client-held funds (unaudited)

(in millions, except percentages)	July 31, 2026	July 31, 2025	% Change	January 31, 2026
Client-held funds	$931	$818	14%	$1,090
Average daily Client-held funds - Quarter-to-date	936	884	6%	879
Average daily Client-held funds - Year-to-date	986	893	10%	864
Reconciliation of net income to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2026	2025	2026	2025
Net income	$65,644	$59,854	$135,062	$113,769
Interest income	(1,760)	(3,364)	(3,647)	(6,097)
Interest expense	12,605	14,955	25,193	29,813
Income tax provision	22,221	18,194	45,216	35,232
Depreciation and amortization	15,669	11,453	27,368	23,192
Amortization of acquired intangible assets	26,286	27,001	52,801	54,003
Stock-based compensation expense	22,210	19,068	41,616	33,404
Merger integration expenses	971	1,266	2,084	2,541
Amortization of incremental costs to obtain a contract	2,139	1,951	4,255	3,877
Costs associated with unused office space	1,016	723	1,702	1,575
Other	(20)	(27)	(181)	(27)
Adjusted EBITDA	$166,981	$151,074	$331,469	$291,282
Net income and Adjusted EBITDA as a percentage of revenue (unaudited)

	Three months ended July 31,				Six months ended July 31,
(in thousands, except percentages)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Net income	$65,644	$59,854	$5,790	10%	$135,062	$113,769	$21,293	19%
As a percentage of revenue	19%	18%			19%	17%
Adjusted EBITDA	$166,981	$151,074	$15,907	11%	$331,469	$291,282	$40,187	14%
As a percentage of revenue	48%	46%			47%	44%

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2027
Net income	$242 - 248
Interest income	(7)
Interest expense	50
Income tax provision	81 - 83
Depreciation and amortization	54
Amortization of acquired intangible assets	104
Stock-based compensation expense	87
Merger integration expenses	5
Amortization of incremental costs to obtain a contract	9
Costs associated with unused office space	3
Adjusted EBITDA	$628 - 636
Note: Values presented may not calculate due to rounding.
Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2026	2025	2026	2025
Net income	$65,644	$59,854	$135,062	$113,769
Income tax provision	22,221	18,194	45,216	35,232
Income before income taxes - GAAP	87,865	78,048	180,278	149,001
Non-GAAP adjustments:
Amortization of acquired intangible assets	26,286	27,001	52,801	54,003
Stock-based compensation expense	22,210	19,068	41,616	33,404
Merger integration expenses	971	1,266	2,084	2,541
Costs associated with unused office space	1,016	723	1,702	1,575
Total adjustments to income before income taxes - GAAP	50,483	48,058	98,203	91,523
Income before income taxes - Non-GAAP	138,348	126,106	278,481	240,524
Income tax provision - Non-GAAP (1)	34,586	31,526	69,620	60,130
Non-GAAP net income	103,762	94,580	208,861	180,394

Diluted weighted-average shares	84,014	87,746	84,578	88,153
GAAP net income per diluted share	$0.78	$0.68	$1.60	$1.29
Non-GAAP net income per diluted share	$1.24	$1.08	$2.47	$2.05
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2027
Net income	$242 - 248
Income tax provision	81 - 83
Income before income taxes - GAAP	323 - 331
Non-GAAP adjustments:
Amortization of acquired intangible assets	104
Stock-based compensation expense	87
Merger integration expenses	5
Costs associated with unused office space	3
Total adjustments to income before income taxes - GAAP	199
Income before income taxes - Non-GAAP	522 - 530
Income tax provision - Non-GAAP (1)	131 - 133
Non-GAAP net income	$392 - 398

Diluted weighted-average shares	84
GAAP net income per diluted share	$2.88 - 2.96
Non-GAAP net income per diluted share	$4.66 - 4.73
Note: Values presented may not calculate due to rounding.
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Certain terms

Term	Definition
HSA	Health Savings Account, which is a financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments held by our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.